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                                                                    EXHIBIT 10.8

                           CAREY INTERNATIONAL, INC.

                CAREY INTERNATIONAL SYSTEM MEMBERSHIP AGREEMENT
                -----------------------------------------------

This agreement, made on this _____ day of ______________________ 19__, by and between Carey International, Inc., a Delaware Corporation, having its principal place of business in Washington, DC, (hereinafter referred to as "Carey International"), and ______________________

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                                (Name of Member)

a ____________________________________________ of ____________________________,
having its principal place of business in ____________________________________
(hereinafter referred to as the "Member");

                                  WITNESSETH:

     WHEREAS, Carey International owns the proprietary rights to and operates a world-wide system (hereinafter referred to as the "Carey International System") for conducting the business of operating and providing for the availability of chauffeur-driven car-for-hire services (hereinafter referred to as the "Chauffeur Car-for-Hire Business");

     WHEREAS, it is mutually desirable that the Member be authorized by Carey International to participate in and use the Carey International System in the conduct of a Chauffeur Care-For-Hire Business in the territory hereinafter specified; and

     WHEREAS, by membership in and promotion of the Carey International System on the part of the Member, by promotion of the Carey International System worldwide on the part of Carey International, by the strength of their combined reputations, and by referrals among members in the Carey International System, both the Member and Carey International will enjoy increased opportunities in the Chauffeur Car-For-Hire Business;

     NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the receipt and sufficiency of which is hereby acknowledged, it is hereby understood and agreed by and between the parties that:

I.  Membership in the Carey International System
    --------------------------------------------

    (A) Subject to all the terms and conditions hereinafter set forth, Carey International grants to the Member the privilege to be a member in the Carey International System (hereinafter referred to as "Membership") and to use the Carey International System exclusively in the conduct of a Chauffeur Car-For-Hire Business in and only in the following territory:

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(B)  The Member hereby agrees to the following:

     (1) To place and to pay for the placement of advertisements in both the directory listings and the business or commercial sections, equivalent to the United States Yellow Pages section, of the telephone directory, which present the name Carey Limousine, only as it is set forth in form, content, and size in the sample illustration number one (1) attached hereto as Exhibit A, and the local telephone number;

     (2) To advertise the use of the Carey name and logotype in all of the Members' advertising and promotional material, including, but not limited to, stationary, yellow pages, promotional advertisements, and brochures. Such use of the Carey name and logotype shall be in the form and content as set forth in the Carey Limousine Standards Manual, a copy of which is attached hereto as Exhibit B; and

     (3) To distribute annually, during the term of this Agreement, to Carey International a copy of the advertisements to be placed in the directory listings and the business and commercial sections, equivalent to the United States Yellow Page section, of the telephone directory and a copy of the Member's contract with the telephone company, which stipulates the date that the advertisements will appear or will be distributed.

(C) From the date hereof and during the term of this Agreement and any renewal hereof, the Member hereby agrees to pay to Carey International as Membership Fees, payable monthly on or before the last day of each calendar month, twenty percent (20%) of that portion of the prior calendar month's gross revenue, less tips, tolls, taxes, and incidental driver expenses, derived from the Carey International System. Each such monthly payment shall be accompanied by a statement setting forth the gross revenue, less tips, tolls, taxes, and incidental driver expenses derived from the Carey International System Chauffeur Car-For-Hire Business, which statement shall be signed by the Member and shall contain such detail as Carey International may from time to time require.

     In the event the Chauffeur Car-For-Hire Business results in a billing to Carey International by the Member, the Member shall deduct the gross billing amounts from the aforementioned twenty percent (20%) monthly payment.

(D) For purposes of Paragraph C of Article I, Chauffeur Car-For Hire Business derived from the Carey International System shall mean business arising from reservations, referrals, and any other business derived directly or indirectly from association with Carey International, including but not limited to additional business arising from reservations or referrals.

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II.  Proprietarv Rights
     ------------------

     (A) The Member agrees, during the term of this Agreement and thereafter, to acknowledge and to protect Carey International's exclusive right:
          (1) to the Carey International System and to all parts thereof, including without limitation, all bulletins, procedures, supplements, forms, advertising matter, devices, marks, service marks, trademarks, insignia, trade names, and slogans from time to time used as a part of, in connection with, or applicable to said Carey International System; (2) to all copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, and patents now or hereafter applied for or granted in connection herewith; (3) to use and grant the right to others to use the name "Carey" in connection with the Chauffeur Car-For-Hire Business or in connection with any other type of Business.

     (B) The Member further agrees that all use of the Carey International System and of all parts thereof by the Member will inure to the benefit of and be on behalf of Carey International and agrees, during the term of this Agreement and thereafter, not to dispute or contest, directly or indirectly, the right of Carey International to the Carey International System or any part thereof.

     (C) Carey International reserve the unconditional right from time to time to change the Carey International System or any part thereof, including without limitation, any forms, bulletins, or procedures, and the Carey International System as so changed or amended from time to time shall for all purposes be deemed to be the Carey International System referred to in this Agreement. Any and all improvements in the Chauffeur Car-For-Hire Business or in the Carey International System developed during the life of this Agreement shall be and become the sole and absolute property of Carey International, which may incorporate the same, or any part thereof, in the Carey System. Carey International shall have the sole and exclusive right to copyright, register, and patent such improvements in its own name.

III.  The Member's Operations
      -----------------------

      The Member hereby accepts the privilege of Membership and agrees to conduct said Chauffeur Car-For-Hire Business in accordance with the procedures, provisions, methods, rules and regulations of said Carey International System as now constituted and as the same may from time to time be changed or amended by Carey International (the right to so change or amend the same being hereby reserved by Carey International), and, without limiting the generality of the foregoing, the Member agrees:

      (A) To start active operation of a Chauffeur Car-For-Hire Business hereunder not later than sixty (60) days from the date of this Agreement and, thereafter, continuously to conduct active Chauffeur Car-For-Hire Business hereunder, unless

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     otherwise agreed to in advance and in writing by Carey International.  In the event of the Member's failure to comply with this provision, this Agreement shall automatically terminate and the Member shall forfeit any and all sums theretofore paid hereunder as fees or otherwise.

(B) To feature prominently, at all times and in conjunction with the Member's established trade name, the words "Carey Member," "Carey System Member", Carey International Chauffeur-Driven System Member", or such other form of words featuring the name Carey International, as Carey International shall approve in advance and in writing, in all of the member's advertising and sales promotion material, and to abide by all instructions issued by Carey International, from time to time, to all Carey International members with respect to listing and advertising, if any, in commercial and other, if any, telephone directories. The Member's privilege of using such name or names, as provided herein, is subject to the condition that the Member will not use, cause to be used, or attempt to use the same as a corporate or other enterprise name or as any part of a corporate or other enterprise name, nor purchase, license, or register vehicles under a name that includes the name "Carey" in any manner whatsoever, nor use or permit the use of the name "Carey," alone or in combination with other words, in any manner whatsoever, except as expressly provided hereby.

(C) To use every reasonable means actively, honestly, and aggressively to encourage the use of the Carey International System Chauffeur Car-For-Hire Business worldwide; to solicit and process, without commission to the Member, except as otherwise provided for the Carey International System Chauffeur Car-For-Hire Business in all cities worldwide; and to service any referrals or reservations, from Carey or another member, with at least the same diligence as any other of the Member's clients.

(D) To conduct said Chauffeur Car-For-Hire Business in an orderly and businesslike manner; to maintain the premises used in operating as a Carey International System member in a clean, safe, and orderly manner so as, at all times, to present a neat and businesslike appearance; and to keep and maintain all chauffeur-driven vehicles in excellent mechanical and running order and in safe, efficient, clean, and presentable condition.

(E) Not to use any rates or engage in any practices that tend to mislead the public regarding the total charges in proportion to the period of service and the miles traveled by the chauffeur-driven vehicle or that tend to mislead the public in any other way and to furnish Carey International a complete schedule of the Member's charges and rates and to notify Carey International promptly of any changes thereto.

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(F)      To maintain for the account of its customers and itself all such insurance as may, from time to time, be deemed necessary and desirable to adequately protect its customers and itself against third party liability claims, such insurance to include Carey International as a named insured; and to provide Carey International with a certificate or certificates of insurance that will reflect such endorsement and proof of payment therefor. In all cases, policies of insurance so maintained by the Member will provide that Carey International must be given thirty (30) days prior notice by the Member's insurance company of any cancellation of such insurance coverage. All policies shall be renewed and evidence of renewal delivered to Carey International prior to the expiration dates thereof.

(G) That the Member, its shareholders, subsidiaries, and affiliated companies shall not initiate any action to become affiliated with any other company system, or other entity in the chauffeur-driven service business without the prior written consent of Carey International.

(H) To conduct said Chauffeur Car-For-Hire Business in compliance with all local, state, federal, or national laws and all orders, rules, and regulations issued pursuant thereto. The Member represents and warrants that this Agreement is lawful and binding pursuant to the applicable laws, rules, and regulations in the Territory and the Member will assure compliance with such laws, rules, and regulations and will notify Carey International of any relevant changes thereto.

(I) The Member shall pay any other member (hereinafter referred to as the "Referring Member") a commission of twenty percent (20%) of all revenue, less tips, tolls, taxes, and incidental driver expenses, generated from each referral client referred from the Referring Member to the Member; provided that the Referring Member has submitted a report to the Member identifying all such referral clients and such other reasonable identifying information as the Members request.

(J) As long as Carey International is a member of the International Limousine Association, the Member shall also maintain membership in the International Limousine Association.

IV.  Carey International's Operations
     --------------------------------

(A) Carey International agrees to use every reasonable means to encourage the use of the Carey International System worldwide, including entering into referral agreements with volume sources of Chauffeur Car-For-Hire Business such as quality hotel association, and when deemed appropriate by Carey International, to issue for distribution among Carey International System members, travel agents, and other volume sources of Chauffeur Car-For-Hire Business, a Carey International System directory listing members, their addresses, telephone

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         numbers, and information with respect to rates, equipment, and conditions under which chauffeur-driven vehicles will be supplied.

(B) Carey International authorized the Member, during the life of this Agreement, to use, in conjunction with the Member's Chauffeur Car-For-Hire Business and in conjunction with the Member's established trade name, the name "Carey Member," "Carey System Member," "Carey International Chauffeur-Driven System Member," or such other form of words featuring the name "Carey" as Carey International may from time to time prescribe or approve in advance and in writing, and to use such name or names in advertising the Member's Chauffeur Car-For-Hire Business.

(C) Carey shall pay the Member a commission of twenty percent (20% of all revenues, less tips, tolls, taxes, and incidental driver expenses, generated from each referral client referred from the Member to Carey International; provided that the Member has submitted a monthly or quarterly report to Carey International identifying all such referral clients and such other reasonable identifying information as Carey International requests.

V.  Limitation of Liability
    -----------------------

    (A) This Agreement and the membership hereunder shall not be so construed as to constitute the member, the partner, agent, subsidiary, or legal representative of Carey International for any purpose whatsoever, and the Member agrees that the member has no authority to assume or to incur any obligation or responsibility, express or implied, for or on behalf of or in the name of Carey International, or to bind, or attempt to bind Carey International in any manner or thing whatsoever.

    (B) In no event will Carey International be liable for any damages caused by the Member's failure to perform the Member's responsibilities or for any direct, indirect, special, or consequential damages, howsoever arising (including but not limited to loss of anticipated profits) in connection with or arising out of the Member's use of the Carey International System. Member is responsible for all loss or damage and contractual liabilities to third persons originating in or in connection with the Member's use of the Carey International System and for all claims or demands for damages to property or for injury, illness, or death of persons, directly or indirectly, resulting therefrom and Member agrees to defend, indemnify, and save Carey International harmless of, from, and with respect to any such claims, loss or damage.

    (C) The Member shall be responsible for securing all licenses, permits, or other consents required for the operation and maintenance of Chauffeur Car-For-Hire Business pursuant to this Agreement. The member shall pay all costs for such

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          licenses, permits, or other consents, in addition to all taxes and assessments levied against the Member and all other business expenses. Carey International shall bear absolutely no responsibilities for the licenses, taxes, and expenses of the Member.

VI.  Transferability
     ---------------

     (A) This Agreement is personal to the Member and none of the Member's interest herein nor rights thereunder may be transferred, conveyed, or assigned by the Member, whether by operation of law or otherwise.

     (B) This Agreement and all rights hereunder may be assigned or transferred by Carey International, and shall inure to the benefit of Carey International's successors and assigns.

VII.  Term and Termination
      --------------------

      (A) This Agreement and the Membership hereunder are effective on the date of the execution hereof and shall remain in force for two (2) years, to be renewed automatically from year to year thereafter, unless either party provides written notice of intent to terminate this Agreement or any renewal hereof not less than ninety (90) days prior to the date of expiration of this Agreement or of any renewal thereof, such termination to be effective upon the date of the expiration of this Agreement or of any renewal hereof.

      (B) This Agreement shall not be terminated by either party during its term or any renewal thereof, except under the terms of Paragraph A of
           Article VII and the following circumstances:

           1. In the event that the Member shall fail to pay when due any obligations incurred hereunder or incurred in the operation of the Chauffeur Car-For-Hire Business hereunder, Carey International, may, at its option, terminate this Agreement upon not less than thirty (30) days prior written notice, which notice shall specify the date on which such termination shall become effective, unless the Member pays such obligations during said thirty (30) day period;

           2. In the event of any attempt by the Member to transfer, convey, or assign any right under, or interest in, this Agreement, or of the insolvency, incapacity, appointment of a receiver or Trustee for the business of the Member, or the filing of a voluntary or involuntary petition of bankruptcy by or against the Member, in which event this Agreement shall automatically terminate together with all right and interest of the Member hereunder.

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           3.    Carey International and the Member shall both have the right to terminate for cause, provided that the party asserting cause shall provide written notice of intent to terminate not less than thirty (30) days before the date specified therein as the date of termination and that the other party shall have thirty
                 (30) days in which to cure any cause.

       (C) In the event of termination of this Agreement, all rights of the Member hereunder shall thereupon terminate, and the Member shall immediately thereafter cease to use, by advertising or otherwise, the Carey International System or any part thereof, to include, but not limited to, any forms, systems, slogans, signs, marks, symbols, or devices used in connection with the Carey International System, and including among other things, any name or names set forth in paragraph B of Article III hereof or containing the name "Carey" or any combination of words similar thereto in any manner whatsoever. The Member shall have no interest in or rights with respect to any funds collected by Carey International such as system or membership fees, or for any advertising or sales promotion program, or other special activities, whether expended or not by Carey International at the time of such termination or with respect to any commissions for referrals. Termination of this Agreement shall be in addition to any other remedies which either party may have under this Agreement or otherwise.

       (D) In the event that termination is initiated by the Member, the Member agrees that neither it, its subsidiaries, nor affiliates will become part of any other Chauffeur Car-For-Hire System in the territory specified in Paragraph A or Article I for a period of one (1) year following the effective date of termination.

VIII.  Miscellaneous
       -------------

       (A) Any notice required or permitted to be given pursuant to this Agreement shall be in writing, by telex, telegram, or mail, (certified or registered, return receipt requested), and, if such notice be sent by mail, it shall be conclusively deemed to have been received by the party to whom such notice is addressed, as herein provided, when deposited in the mail, postage prepaid. All written communications and notices shall be sent to the respective addresses set forth below or such other address as may hereinafter be designated by notice in accordance herewith:

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          7.1.  Request for Payment.  In the event that Carey shall claim
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indemnification under Section 6 of the Merger Agreement or Section 6 of the
Stock Purchase Agreement for Damages (as such term is defined therein), Carey shall give notice (a "Request for Payment") thereof to the Escrow Agent and the Seller Representative, setting forth (a) a brief description of the nature of and basis for such claim, (b) whether such Damages are consequent to a Third-Party Claim (as such term is defined in Section 6.3 of the Merger Agreement and Section 6.3 of the Stock Purchase Agreement) and if so, identifying such Third-Party Claim, (c) the amount of the Damages, (d) any applicable reduction of the indemnification payable with respect to such Damages pursuant to the provisions of Section 6 of the Merger Agreement or Section 6 of the Stock Purchase Agreement (if such reduction is known to Carey at the time of the Request for Payment) and (e) the net amount (the "Net Claim") for which indemnification is claimed (if different than the amount of the Damages) and identifying whether the claim is made under the Merger Agreement, the Stock Purchase Agreement or both. No payment to Carey under this Escrow Agreement shall be made with respect to any Request for Payment received after the second anniversary of the Closing Date unless such Request for Payment states that the Damages for which indemnification is claimed is consequent to a Third-Party Claim and that Carey delivered timely initial written notice of such Third-Party Claim to the Seller Representative pursuant to the provisions of Sections 6.2(a) and

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     Carey International, Inc.

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     ATTN: Membership Department
     4545 42nd Street, NW, Suite 301
     Washington, DC 20016
     Telex: 64318

     Member -

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     Telex
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(B)  All payments required to be made hereunder shall be made in the local currency of the recipient, except as otherwise provided herein. Unless otherwise directed in advance and in writing all payments will be remitted to the same addresses to which all notices hereunder must be sent. In the event that the Member is prevented by governmental regulations or intervention from making any payments in the manner or currency required hereunder, the Member shall deposit such payments in a bank account in such location as shall be designated by Carey International. Furthermore in such event, Carey International shall remit any payments due to the Member in either United States dollars, currency in which the bank account is kept, or any currency mutually agreed upon by the parties.

(C) No delay, waiver, omission, or forebearance on the part of either party to exercise any right or power arising out of any branch or default by the other party of any of the terms, provisions, or covenants hereof, shall constitute a waiver of any right hereunder or the right to declare any subsequent breach of default.

(D) The headings contained in this Agreement are for convenience only and shall not affect the interpretation or meaning of this Agreement.

(E) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, and negotiations, verbal or written. No amendment or modification of this Agreement shall be binding unless written and signed by authorized representatives of both Carey and the Member.

(F)  This Agreement shall be construed according to the laws of New York.

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6.3 of the Merger Agreement or Section 6.2(a) and 6.3 of the Stock Purchase
Agreement. Carey may amend a Request for Payment so as to increase or decrease the amount of the Net Claim but unless such Request for Payment is for Damages consequent to a Third-Party Claim, any such amendment must be delivered by Carey to the Escrow Agent and the Seller Representative prior to the second anniversary at the Closing Date.

          7.2.  Payment of Claims.  The Escrow Agent will transfer to Carey out
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of the principal of the Escrow Deposit the amount of the Net Claim stated in any
Request for Payment (or, in the case of a Net Claim stated in an amended Request for Payment, the amount of the Net Claim less any amount previously transferred to Carey with respect thereto) 10 business days after delivery thereof unless the Seller Representative shall have delivered a notice of objection (a "Notice of Objection") to Carey and the Escrow Agent, stating the amount, if any, of the Net Claim that the Sellers do not contest; provided, however, that the Escrow
                                           --------  -------
Agent shall pay Carey any amount of the Net Claim which the Seller
Representative does not contest in its Notice of Objection. Upon receipt of a Notice of Objection to a Request for Payment or amended Request for Payment, the Escrow Agent will make no distribution to Carey with respect to the contested amount of the Net Claim until it has received either (i) a certificate executed by Carey and the Seller Representative setting forth the amount of the Net Claim as agreed to by Carey

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